Exhibit 10.10

EXECUTION VERSION

AMENDMENT NO. 1, dated as of April 6, 2017 (this “Amendment”), among Camelot UK Holdco Limited, a private limited liability company incorporated under the laws of England and Wales with registered number 10314173 (“Holdings”), Camelot UK Bidco Limited, a private limited liability company incorporated under the laws of England and Wales with registered number 10267893 (“UK Holdco”), Camelot Finance S.A., a public limited liability company (société anonyme) organized and established under the laws of the Grand Duchy of Luxembourg having its registered office at 14, rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under the number B 208514 (the “Lux Company Borrower”), Camelot Finance LP, a Delaware limited partnership (the “US Tower Borrower”), Camelot Cayman LP, a Cayman Islands exempted limited partnership acting by its general partner, 2530842 Ontario Inc. (the “FHC Tower Borrower” and, together with the US Tower Borrower, each a “Tower Borrower” and, collectively, the “Tower Borrowers”), and the other borrowers listed on Schedule 1 hereto (collectively, the “US Company Borrowers”, and, together with the Lux Company Borrower, each a “Company Borrower” and, collectively, the “Company Borrowers”; the Company Borrowers together with the Tower Borrowers, the “Borrowers”), the Subsidiary Guarantors (this and each other capitalized term used herein without definition having the meaning assigned to such term in Section 1.1 of the Credit Agreement described below), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities, the “Administrative Agent”) and the Administrative Agent as 2017 Refinancing Term Lender (in such capacity, the “2017 Refinancing Term Lender”).

WHEREAS, reference is hereby made to the Credit Agreement dated as of October 3, 2016 (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) among the Borrowers, UK Holdco, Holdings, the other guarantors party thereto, the Administrative Agent and the Lenders party thereto (the “Existing Lenders”);

WHEREAS, pursuant to and in accordance with Section 2.26 of the Credit Agreement, the Borrowers have requested that the Credit Agreement be amended as set forth on Annex A hereto (the Credit Agreement, as so amended, the “Amended Credit Agreement”) so as to, among other things, provide for Other Term Loans thereunder consisting of Term Loans (the “New Term Loans”), which New Term Loans would refinance the Term Loans (the “Existing Term Loans”) outstanding under the Credit Agreement immediately prior to the effectiveness of this Amendment and, except as modified hereby, would have the same terms as the Existing Term Loans;

WHEREAS, the 2017 Refinancing Term Lender has agreed, upon the terms and subject to the conditions set forth herein, to make New Term Loans (as to such 2017 Refinancing Term Lender, its “New Term Commitment”);

WHEREAS, upon the Effective Date (as defined below), each Existing Lender that shall have executed and delivered a Lender Consent (a “Consent”) shall be deemed to have consented to this Amendment;

WHEREAS, upon the Effective Date, (i) each Existing Lender of Existing Term Loans shall have its Existing Term Loans prepaid in full in accordance with the terms of the Credit Agreement with a portion of the proceeds of the New Term Loans, and (ii) all Existing Term Loans so prepaid shall thereafter be deemed to be no longer be outstanding;

WHEREAS, pursuant to Section 11.1(b)(x)(B) of the Credit Agreement, the Borrowers and the Administrative Agent may, and hereby express their desire to, amend the Credit Agreement to correct mistakes or ambiguities of a technical nature (the “Additional Amendments”); and

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.          New Term Loans.

(a)          Subject to the terms and conditions set forth herein, the 2017 Refinancing Term Lender hereby (i) commits to provide New Term Loans to the Borrowers in the amount of its New Term Commitment and (ii) agrees to fund New Term Loans to the Borrowers in the amount of its New Term Commitment, after which such commitment shall terminate immediately and without further action. The aggregate amount of the 2017 Refinancing Term Lender’s New Term Commitment on the Effective Date is $1,542,250,000.00.

(b)          The amendments set forth in this Section 1 constitute a “Refinancing Amendment” with respect to the establishment of the New Term Commitments and the New Term Loans. Each New Term Loan constitutes an “Other Term Loan” incurred in accordance with Section 2.26(a) of the Amended Credit Agreement.

(c)          The New Term Loans shall be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Lenders, of the Credit Agreement and the other Loan Documents.

(d)          The Borrowers shall use the proceeds of the New Term Loans to refinance outstanding Existing Term Loans.

Section 2.          Additional Amendments.

(a)          On the Effective Date, the Borrower Representative, the Administrative Agent and the 2017 Refinancing Term Lender agree that, with respect to those amendments set forth on Annex A hereto that are necessary or appropriate, in the reasonable opinion of the 2017 Refinancing Term Lender and the Borrower Representative, in consultation with the Administrative Agent, to effect the provisions of Section 2.26 of the Credit Agreement, the Credit Agreement is, effective as of the Effective Date, hereby amended pursuant to Section 2.26 of the Credit Agreement, to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement attached as Annex A hereto.

(b)          On the Effective Date, each Borrower and the Administrative Agent agree that, with respect to those amendments set forth on Annex A hereto that correct mistakes or ambiguities of a technical nature, the Credit Agreement is, effective as of the Effective Date, hereby amended pursuant to Section 11.1(b)(x)(B) of the Credit Agreement, to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement attached as Annex A hereto.

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Section 3.          Provisions Relating to New Term Loans.

(a)          Provisions Regarding New Term Loans. On the Effective Date, the Borrowers shall apply the aggregate proceeds of the New Term Loans (if any) to prepay in full the principal amount of all Existing Term Loans. The repayment of the Existing Term Loans with the proceeds of the New Term Loans contemplated hereby collectively constitute a voluntary prepayment of the Existing Term Loans by the Borrowers pursuant to Section 2.10 of the Credit Agreement and shall be subject to the provisions of Section 2.10 of the Credit Agreement (including, without limitation, any prepayment premium payable under the terms thereof); it being understood that the Administrative Agent shall be deemed to have received the required notice of voluntary prepayment in connection with this Amendment. Notwithstanding anything herein or in the Amended Credit Agreement to the contrary, the aggregate principal amount of the New Term Loans will not exceed the aggregate principal amount of the Existing Term Loans outstanding immediately prior to the Effective Date. Each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation but, rather, an amendment of the terms of a pre-existing Indebtedness and related agreement, as provided herein.

(b)          Interest. Each Borrower hereby agrees that it shall pay to the Existing Lenders on the Effective Date, together with any prepayment of the Existing Term Loans pursuant to this Amendment, all accrued and unpaid interest to (but excluding) the Effective Date on the amount of the Existing Term Loans prepaid or converted pursuant to this Amendment.

(c)          Each of the parties hereto acknowledges and agrees that this Amendment constitutes a Refinancing Amendment, and that the New Term Loans constitute Permitted Credit Agreement Refinancing Debt in accordance with Section 2.26 of the Credit Agreement.

Section 4.          Representations and Warranties. Each of the Loan Parties represent and warrant to the Administrative Agent and the 2017 Refinancing Term Lender as of the Effective Date that:

(a)          This Amendment has been duly executed and delivered on behalf of each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by any Legal Reservations;

(b)          The execution, delivery and performance by such Loan Party of this Amendment and the consummation of the transactions contemplated herein are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not (x) contravene the terms of any of such Person’s Organizational Documents, or (y) violate any Requirements of Law except as would not reasonably be expected to have a Material Adverse Effect;

(c)          All representations and warranties of each Borrower and each other Loan Party contained in Section 4 of the Credit Agreement or any other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that, the representations and warranties contained in Section 4.1 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.1(a) and (b) of the Credit Agreement, respectively, prior to the Effective Date;

(d)          No Default or Event of Default exists or has occurred and is continuing on and as of the Effective Date or, after giving effect hereto, would result from the application of the proceeds from the New Term Loans; and

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(e)          As of the Effective Date (and after giving effect to the incurrence of the New Term Loans and the application of the proceeds thereof), each of (i) Holdings and its Subsidiaries, (ii) the US Tower Borrower and Tower LLC, and (iii) the FHC Tower Borrower and Tower Co, each on a consolidated basis, will be and will continue to be, Solvent.

Section 5.          Conditions.

(a)          Conditions to the Effective Date. The effectiveness of this Amendment and the agreements of the 2017 Refinancing Term Lender hereunder shall be subject to the satisfaction of the following conditions precedent (the date upon which this Amendment becomes effective, the “Effective Date”):

(i)          Certain Documents. The Administrative Agent shall have received each of the following, each dated the Effective Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance reasonably satisfactory to the Administrative Agent:

(1)         counterparts of this Amendment that, when taken together, bear the signatures of (A) Holdings, (B) UK Holdco, (C) each Borrower, (D) each other Guarantor, and (D) the 2017 Refinancing Term Lender;

(2)         such customary certificates of resolutions or other action of each US Loan Party and incumbency certificates of Responsible Officers of each US Loan Party, in each case, as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of such Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment unless existing resolutions and/or existing incumbency certificates for such Loan Party passed in connection with the Loan Documents are sufficiently broad to authorize the entry into this First Amendment and other Loan Documents to which such Loan Party is a party.

(3)         such other documents as the Lenders or the Administrative Agent may reasonably request to evidence that each US Loan Party is duly organized or formed in its jurisdiction of organization, and that Holdings, UK Holdco, each Borrower and each other Guarantor is validly existing, in good standing in its jurisdiction of organization (to the extent such concept is applicable in the relevant jurisdiction), except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

(4)         an opinion of Latham & Watkins LLP, customary in form and substance and reasonably satisfactory to the Administrative Agent;

(5)         a Borrowing Request requesting the New Term Loans delivered to the Administrative Agent;

(6)         a certificate of a Responsible Officer of UK Holdco to the effect that each of the conditions set forth in Sections 2.26 and 5.2 of the Credit Agreement have been satisfied; and

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(ii)         Fees and Expenses Paid. The Administrative Agent and Credit Suisse Securities (USA) LLC shall have received all fees and other amounts due and payable on or prior to the Effective Date, to the extent invoiced at least three Business Days prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including the reasonable fees, charges and disbursements of Fried, Frank Harris, Shriver & Jacobson LLP, counsel to the Administrative Agent and the Administrative Agent’s local counsel) required to be reimbursed or paid by the Borrowers on or prior to the Effective Date hereunder or under any other Loan Document.

(iii)        Application of Proceeds. Each Borrower (or the Administrative Agent on its behalf) shall have applied the aggregate proceeds of the New Term Loans to prepay in full the principal amount of all Existing Term Loans.

(iv)        Compliance with Credit Agreement. The conditions precedent set forth in Sections 2.26 and 5.2 of the Credit Agreement shall have been satisfied both before and after giving effect to the incurrence of the New Term Loans.

(v)         Interest. The Borrowers shall have paid to the Administrative Agent, for the ratable account of the Existing Lenders immediately prior to the Effective Date, all accrued and unpaid interest on the Existing Term Loans to, but not including, the Effective Date.

(vi)        Know Your Customer Documentation. Each Borrower shall have provided (to the extent reasonably requested in writing at least 10 days prior to the Effective Date), at least three Business Days prior to the Effective Date, the documentation and other information to the Administrative Agent and the 2017 Refinancing Term Lender that is required by regulatory authorities under the applicable “know-your-customer” rules and regulations and anti-money laundering rules and regulations, including the Patriot Act.

Section 6.          Expenses. As and to the extent provided in Section 11.5 of the Credit Agreement, each Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred by them in connection with this Amendment, including the reasonable fees, charges and disbursements of Fried, Frank Harris, Shriver & Jacobson LLP, counsel for the Administrative Agent.

Section 7.          Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or by email in “.pdf” format shall be effective as delivery of a manually executed counterpart hereof.

Section 8.          Applicable Law. The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

Section 9.          Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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Section 10.         Effect of Amendment. Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. As of the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. This Amendment shall constitute a Loan Document. The parties hereto hereby consent to the incurrence of the New Term Loans upon the terms and subject to the conditions set forth herein. Upon the Effective Date, all conditions and requirements set forth in the Credit Agreement or the other Loan Documents relating to the effectiveness of this Amendment and the incurrence of the New Term Loans shall be deemed satisfied.

Section 11.         Acknowledgement and Affirmation. Each of the Loan Parties hereby (i) acknowledges and agrees that the New Term Loans are Term Loans and the 2017 Refinancing Term Lender is a Term Lender, and that all of its obligations under the Loan Documents (including, without limitation, each Security Agreements and such other Security Documents) to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms each Lien granted by such Loan Party to the Administrative Agent for the benefit of the Secured Parties (including the 2017 Refinancing Term Lender) and reaffirms the guaranties made pursuant to Section 8 of the Amended Credit Agreement, (iii) acknowledges and agrees that the grants of security interests by, and the guaranties of, the Loan Parties contained in the Loan Documents (including, without limitation, each Security Agreement, the other Security Documents and the guaranty given by UK Holdco under an English law guarantee dated 3 October 2016 in favor of the Administrative Agent) are, and shall remain, in full force and effect after giving effect to this Amendment and shall extend to secure and guarantee (as the case may be) the Obligations and the Guarantor Obligations under (and as defined in) the Amended Credit Agreement and (iv) agrees that the Obligations include, among other things and without limitation, the prompt and complete payment and performance by each Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on, the New Term Loans under the Amended Credit Agreement and that the Obligations under the Amended Credit Agreement are included in the “Secured Obligations” (as defined in each Security Agreement and the other Security Documents). Except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations, nor in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents. Nothing herein shall be deemed to entitle Holdings, UK Holdco or any Borrower to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

HOLDINGS:	CAMELOT UK HOLDCO LIMITED

By:	/s/ Stephen Hartman
Name: Stephen Hartman
Title: Director

UK HOLDCO:	CAMELOT UK BIDCO LIMITED

By:	/s/ Stephen Hartman
Name: Stephen Hartman
Title: Director

BORROWERS:
CAMELOT U.S. ACQUISITION 1 CO.
CAMELOT U.S. ACQUISITION 2 CO.
CAMELOT U.S. ACQUISITION 3 CO.
CAMELOT U.S. ACQUISITION 4 CO.
CAMELOT U.S. ACQUISITION 5 CO.
CAMELOT U.S. ACQUISITION 6 CO.
CAMELOT U.S. ACQUISITION 7 CO.
CAMELOT U.S. ACQUISITION 8 CO.
CAMELOT U.S. ACQUISITION 9 CO.
CAMELOT U.S. ACQUISITION 10 CO.
CAMELOT U.S. ACQUISITION 11 CO.
CAMELOT U.S. ACQUISITION 12 CO.
CAMELOT U.S. ACQUISITION 13 CO.
CAMELOT US ACQUISITION LLC

By:	/s/ Sanford Tassel
Name: Sanford Tassel
Title:

CAMELOT FINANCE S.A., a public limited liability company (société anonyme) organized and established under the laws of the Grand Duchy of Luxembourg having its registered office at 14, rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under the number B 208514

By:	/s/ Stephen Hartman
Name: Stephen Hartman
Title: Director

GUARANTORS:

eBannerMonitor Inc.
Enterprise Protection Inc.
RiskSmart Inc.
MASTER DATA CENTER, INC.
Atozdomainsmarket, LLC
CollectiveTrust Solutions, Inc.
Data Docket Inc.
Discovery Logic, Inc.
DNStination Inc.
Domain Fortress Inc.
Information Holdings Inc.
MarkMonitor Inc.
MarkManager Inc.
MarkMonitor (ALL-D) Inc.
MarkMonitor Corporate Services Inc.
MarkMonitor EU Registrations Inc.
MarkMonitor Professional Services Inc.
MicroPatent LLC
Muckymuck Inc.
Patent Bounty Inc.
Technology Universe Company, Inc.
Clarivate Analytics (US) LLC
Clarivate Analytics (Compumark) Inc.

By:	/s/ Sanford Tassel
Name: Sanford Tassel
Title: Vice President

Clarivate Analytics (International) Limited
Camelot UK Holdco 2 Limited
Centre for Innovation in Regulatory Science Limited
Centre for Medicines Research International Limited
MarkMonitor Global Services Limited
MarkMonitor International Limited
Clarivate Analytics (UK) Limited\
CAMELOT UK HOLDCO 2 LIMITED

By:	/s/ Stephen Hartman
Name: Stephen Hartman
Title: Director

Camelot Professional K.K.
Clarivate Analytics (Japan) CO. LTD.

By:	/s/ Hirofumi Hino
Name: Hirofumi Hino
Title: Representative Director

Camelot Towerco

By:	/s/ John T. McCoy
Name: John T. McCoy
Title: Director

By:	/s/ Balan Murugesu
Name: Balan Murugesu
Title: Director

CAMELOT CAYMAN LP
acting by: 2530842 Ontario Inc., its general partner

By:	/s/ Christopher A. Govan
Name: Christopher A. Govan
Title: President

By:	/s/ David Copeland
Name: David Copeland
Title: Vice President

CAMELOT FINANCE LP
acting by: 2530842 Ontario Inc., its general partner

By:	/s/ Christopher A. Govan
Name: Christopher A. Govan
Title: President

By:	/s/ David Copeland
Name: David Copeland
Title: Vice President

CAMELOT FINANCE LLC
By: CAMELOT FINANCE LP, its sole shareholder
By: 2530842 Ontario Inc., its general partner

By:	/s/ Christopher A. Govan
Name: Christopher A. Govan
Title: President

By:	/s/ David Copeland
Name: David Copeland
Title: Vice President

ADMINISTRATIVE AGENT:
CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as Administrative Agent

By:	/s/ Robert Hetu
Name: Robert Hetu
Title: Authorized Signatory

By:	/s/ Nicholas Goss
Name: Nicholas Goss
Title: Authorized Signatory

2017 REFINANCING TERM LENDER:	CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as 2017 Refinancing Term Lender

By:	/s/ Robert Hetu
Name: Robert Hetu
Title: Authorized Signatory

By:	/s/ Nicholas Goss
Name: Nicholas Goss
Title: Authorized Signatory

SCHEDULE 1

US COMPANY BORROWERS

CAMELOT U.S. ACQUISITION 1 CO.

CAMELOT U.S. ACQUISITION 2 CO.

CAMELOT U.S. ACQUISITION 3 CO.

CAMELOT U.S. ACQUISITION 4 CO.

CAMELOT U.S. ACQUISITION 5 CO.

CAMELOT U.S. ACQUISITION 6 CO.

CAMELOT U.S. ACQUISITION 7 CO.

CAMELOT U.S. ACQUISITION 8 CO.

CAMELOT U.S. ACQUISITION 9 CO.

CAMELOT U.S. ACQUISITION 10 CO.

CAMELOT U.S. ACQUISITION 11 CO.

CAMELOT U.S. ACQUISITION 12 CO.

CAMELOT U.S. ACQUISITION 13 CO.

CAMELOT U.S. ACQUISITION LLC

ANNEX A

[See Attached]